Exhibit 99.13.1

February 21, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Hotchkis & Wiley Funds

File no. 811-10487

Dear Sir or Madam:

We have read Exhibit 13(a)(4) Change in Independent Registered Public Accounting Firm of Form N-CSRS of HW Opportunities MP Fund, a series of Hotchkis & Wiley Funds, dated February 21, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.